Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4/S-1 of AgeX Therapeutics, Inc. of our report dated November 10, 2023, with respect to our audits of Serina Therapeutics, Inc’s consolidated financial statements as of December 31, 2022 and 2021 and for the years then ended, which is contained in such Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Frazier & Deeter, LLC

Tampa, Florida
November 14, 2023